SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 2, 2010

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2010, the Board of Directors of Pharmos Corporation appointed Dr. Steven Leventer to the company’s Board, effective September 3, 2010.  Pursuant to the company’s compensation policy for newly-elected Board members, upon joining the Board, Dr. Leventer received a one-time grant of 350,000 ten-year stock options, one-third of which shall be immediately vested and exercisable, one-third of which shall vest on the first anniversary of the grant and one-third of which shall vest on the second anniversary of the grant, at an exercise price of $0.12 per share, which is equal to the closing price of the company’s Common Stock on September 2, 2010, the date immediately prior to the date Dr. Leventer joined the Board.

Dr. Leventer currently serves as Vice President, Clinical Research and Head of the Neuroscience Division at PharmaNet, a full-service contract research organization (CRO) based in Princeton, NJ.  Dr. Leventer was trained as a neurochemist, with post-doctoral fellowships and faculty appointments at the University of Texas, Western Psychiatric Institute and Clinic, and Loyola University Stritch School of Medicine.  Dr. Leventer has over 20 years of experience in all phases of drug development, having held senior positions in large Pharma (Wyeth), small Pharma (Vela Pharmaceuticals and Pharmos Corporation) and CROs (Quintiles and PharmaNet).  His overall experience includes direction of over 100 clinical trials, from single studies to entire development programs across multiple indications and phases of drug development.

While at Vela Pharmaceuticals, Dr Leventer was head of research and development and successfully led the conduct of the Phase 2a clinical trial with Dextofisopam for the treatment of irritable bowel syndrome.  Dr. Leventer is expected to help Pharmos with further development of its lead drug candidate Dextofisopam.

Item 8.01  Other Events.

On September 2, 2010, the Board of Directors of Pharmos Corporation adopted a change in the company’s Director compensation policy.  Effective immediately, newly elected members of the Board of Directors shall receive a one-time grant of 350,000 ten-year stock options, one-third of which shall be immediately vested and exercisable, one-third of which shall vest on the first anniversary of grant and one-third of which shall vest on the second anniversary of grant, at an exercise price equal to the closing price of the company’s Common Stock on the trading date immediately prior to the date a new Director joins the Board; and that any Director receiving such one-time grant will not be eligible for compensation customarily awarded to Directors until the first semi-annual option grant or cash payment to Directors following the first anniversary of his or her one-time option grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of September, 2010.

PHARMOS CORPORATION

By:            /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer